UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) February 11, 2004
                                                        -----------------

                                RMS TITANIC, INC.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

                    0-24452                     59-2753162
                    -------                     ----------
           (Commission File Number) (IRS Employer Identification No.)

             3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326
             -------------------------------------------------------
               (Address of Principal Executive Offices)      (Zip Code)

                                  404-842-2600
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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5.       Other Events.

          On February 11, 2004, the Board of Directors of the RMS Titanic, Inc. (the "Corporation") unanimously adopted a Corporate Resolution directing the Corporation to proceed to move the United States District Court for the Eastern District of Virginia, Norfolk Division, (the "District Court") for the entry of an interim salvage award for its salvage work performed from 1993 through 2000. To that end, a Motion for Salvage and/or Finds Award in the pending matter of "R.M.S. Titanic Inc. successor in interest to Titanic Ventures, limited partnership v. The Wrecked and Abandoned Vessel, its engines, tackle, apparel, appurtenances, cargo, etc located within one nautical mile of a point located at 41(Degree)43'32" North Latitude and 49(Degree)56'49" West Latitude believed to be the R.M.S. TITANIC, in rem" (the "Motion") was filed with the District Court by counsel for the Corporation on February 12, 2004. Pursuant to the Corporation's Motion the process to determine what award should be granted to the Corporation for its efforts, undertaken in the salvage of artifacts from the R.M.S. Titanic, is left to the discretion of the District Court. In this process of determining the appropriate award, courts generally rely on the six factors set out in The Blackwall, 77. U.S. (10 Wall.) 1,14 (1869) that include: (1) the labor expended by the salvors in rendering the salvage service; (2) the promptitude, skill, and energy displayed in rendering the service and saving the property; (3) the value of the property employed by the salvors in rendering the service, and the danger to which such property was exposed; (4) the risk incurred by the salvors in securing the property from the impending peril; (5) the value of the property saved and (6) the degree of danger from which the property was rescued.

         An appraisal performed on behalf of the Corporation by an independent appraiser and completed in 2004 placed the value attributed to items saved from the wreck of the TITANIC (exclusive of artifacts raised during the 1987 expedition) at $54,775,790. The appraisal set the value of the artifacts raised during the 1987 expedition at $16,687,316. The French Government previously awarded the Corporation these 1987 items.

         The filing of the Motion by the Corporation will eventually result in either ownership of the items recovered from the Titanic by an order of the District Court, or, in the alternative, a monetary award with the amount of such award determined by that Court. The filing of the Motion requesting an interim award also permits the Corporation to continue its salvage activities on the wreck site of the Titanic.

         Over the past seventeen years, the Corporation and its predecessor conducted six research and recovery expeditions to the Titanic wreck site at a direct cost in excess of $11 million which resulted in the recovery of approximately 6,000 artifacts.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 19, 2004                     RMS TITANIC, INC.

                                              By:  /s/ Arnie Geller
                                                   ---------------------------
                                                   Arnie Geller, President